EXHIBIT 32.2

Certification of the Principal Financial and Accounting Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report of Propanc Biopharma, Inc. (the “Company”), on Form 10-Q for the period ended September 30, 2020, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Carlo Campiciano, Chief Financial Officer and Principal Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Quarterly Report on Form 10-Q for the period ended September 30, 2020, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2020, fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 16, 2020

By:	/s/ Carlo Campiciano
Carlo Campiciano
Chief Financial Officer (Principal Financial and Accounting Officer)